UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Merck & Co., Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of “Your Top Merger Questions: Answered!” posted on the Merck & Co., Inc. (“Merck”) internal website on April 30, 2009, in connection with the proposed transaction between Merck and Schering-Plough Corporation.

Published in The Daily on April 30 article 1

Your Top Merger Questions: Answered!

Although we are not able to answer all the questions you have about our planned merger with Schering-Plough, we will continue to answer, when possible, your most frequently asked ones. Below is the latest set based on the questions posed around the Employee Business Briefing.

Please note that, at this point, we are unable to answer your questions about specific plans because those decisions have not been made yet. However, we will communicate new information and provide answers to questions as soon as possible.

If you have additional questions or comments about the planned merger, e-mail the Integration Team, in the Outlook directory.

Q. In the past, we were told Merck would avoid large-scale mergers. What's changed?

A. Many things have changed, including the health care environment and the global economy. Our proposed merger with Schering-Plough is a uniquely suitable one. The combined company will benefit from:

•	a formidable research and development pipeline;
•	a significantly broader portfolio of medicines and vaccines;
•	an expanded global presence, particularly in high-growth emerging markets; and
•	a more diversified business with the addition of consumer and animal health businesses.

Q. How will the merger affect Merck benefits, including severance and pension?

A. Merck has no plans to change its employee benefits plans as a result of the merger. Merck's Global Benefits regularly reviews benefits to ensure they are appropriate.

Q. What percentage of current Merck employees do you estimate will lose their jobs as a result of the merger?

A. It is too soon to know the answer to that question. What we can say is that ultimately, when the merger and the integration of the two companies are complete, we expect a 15-percent reduction in the combined workforce of the new company. Beyond that overall number, we cannot break down the specific percentage reductions by company, division or function. It is important to note that we will not perform a complete top down review of all Merck employees, but in some targeted areas, these reviews will be conducted. In addition, we will strategically retain and deploy Schering-Plough's top talent and a substantial majority of Schering-Plough employees are expected to remain with the combined company.

Q. Can you comment more about the cultures of Schering-Plough and Merck, and how we are going to integrate the two?

A. As part of the integration process, the Executive Committee and the Integration Management Office are closely examining culture. The cultural aspirations of both companies are remarkably similar, and what matters most to our companies is the same: improving global health, a commitment to ethics and integrity, customer trust and value, accountability, and a strong grounding in science and innovation. These common, core elements will serve as the foundation of the culture of the new company. These will not change. However, Executive Committee has chosen to leverage this merger as an opportunity to drive focus on three elements of culture that will differentiate us in the industry. These three cultural drivers for the new company will be:

•	Customer focus
•	Courage and candor
•	Rapid and disciplined decision-making

Q. Which facilities will remain open and which will close? Will job functions be required to relocate?

A. It's premature to discuss any specific plans. A successful integration requires the careful inspection and assessment of real estate holdings, community commitments and employee needs. The Integration Team from Global Services is working closely with the Integration Management Office on how best to bring together the Merck and Schering-Plough facilities.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements about the benefits of the proposed merger between Merck and Schering-Plough, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Merck’s and Schering-Plough’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from the proposed merger of Merck and Schering-Plough will not be realized, or will not be realized within the expected time period, due to, among other things, the impact of pharmaceutical industry regulation and pending legislation that could affect the pharmaceutical industry; the ability to obtain governmental and self-regulatory organization approvals of the merger on the proposed terms and schedule; the actual terms of the financing required for the merger and/or the failure to obtain such financing; the failure of Schering-Plough or Merck stockholders to approve the merger; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions; Merck’s and Schering-Plough’s ability to accurately predict future market conditions; dependence on the effectiveness of Merck’s and Schering-Plough’s patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally and the exposure to litigation and/or regulatory actions. Merck and Schering-Plough undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.  Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Merck’s 2008 Annual Report on Form 10-K, Schering-Plough’s 2008 Annual Report on Form 10-K and each company’s other filings with the Securities and Exchange Commission (the “SEC”) available at the SEC’s Internet site (www.sec.gov).

Additional Information

In connection with the proposed transaction, Schering-Plough will file a registration statement, including a joint proxy statement of Merck and Schering-Plough, with the SEC.  Investors are urged to read the registration statement and joint proxy statement (including all amendments and supplements to it) because they will contain important information.  Investors may obtain free copies of the registration statement and joint proxy statement when they become available, as well as other filings containing information about Merck and Schering-Plough, without charge, at the SEC’s Internet web site (www.sec.gov). These documents may also be obtained for free from Schering-Plough’s Investor Relations web site (www.schering-plough.com) or by directing a request to Schering-Plough’s Investor Relations at (908) 298-7436. Copies of Merck’s filings may be obtained for free from Merck’s Investor Relations Web Site (www.merck.com) or by directing a request to Merck at Merck’s Office of the Secretary, (908) 423-1000.

Merck and Schering-Plough and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Merck and Schering-Plough shareholders in respect of the proposed transaction.

Information regarding Schering-Plough’s directors and executive officers is available in Schering-Plough’s proxy statement for its 2009 annual meeting of shareholders, filed with the SEC on April 27, 2009, and information regarding Merck’s directors and executive officers is available in Merck’s proxy statement for its 2009 annual meeting of stockholders, filed with the SEC on March 13, 2009.  Additional information regarding the interests of such potential participants in the proposed transaction will be included in the registration statement and joint proxy statement filed with the SEC in connection with the proposed transaction.